CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K relating to the reviewed financial statement of ESG, Inc for the period ended June 30, 2023 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

November 8, 2023